UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 17, 2020

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 17, 2020, the board of directors of Accelerate Diagnostics, Inc. (the “Company”) adopted a new Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees of the Company and its subsidiaries. The Code was adopted to reflect current best practices, improve readability and more clearly communicate the Company’s expectations regarding ethical business conduct. The changes to the Code include, among other things: (i) additional guidelines relating the quality and safety of the Company’s products; (ii) clarification of the relationship with healthcare providers; (iii) expanded provisions relating to compliance with anti-corruption and anti-bribery laws and other laws related to the transaction of business internationally, including import and export regulations, as well as applicable laws relating to the billing of federal and state health care programs; and (iv) other administrative and non-substantive amendments.

The adoption of the Code did not relate to or result in any waiver, whether explicit or implicit, of any provision of the Company’s prior Code of Ethics and Standards of Conduct. The foregoing summary of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is available on the Company’s website at: http://ir.axdx.com/governance-documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2020	ACCELERATE DIAGNOSTICS, INC.
(Registrant)

/s/ Steve Reichling
Steve Reichling
Chief Financial Officer